Exhibit 10.1

FORM OF AMENDMENT AGREEMENT

AMENDMENT AGREEMENT (the “Amendment Agreement”), dated as of June 14, 2012, by and among Oxygen Biotherapeutics, Inc., a Delaware corporation, with headquarters located at ONE Copley Parkway, Suite 490, Morrisville, NC 27560 (the “Company”), and [____] (the “Buyer”), which is a party to that certain Securities Purchase Agreement, dated as of December 8, 2011 (the “Purchase Agreement”), by and among the Company, the Buyer and another investor thereunder (the “Additional Buyer”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings given them in the Purchase Agreement.

WHEREAS:

A. The Purchase Agreement provides that the Company shall sell to the Buyer and the Additional Buyer, and the Buyer and Additional Buyer shall purchase from the Company, subject to certain closing conditions, certain Additional Preferred Shares and Additional Warrants on the Additional Closing Date;

B. As of the Additional Closing Date, certain of the closing conditions set forth in the Purchase Agreement have not been satisfied;

C. To facilitate the sale and issuance of the Additional Preferred Shares and Additional Warrants, the Company and the Buyer wish to amend the Purchase Agreement to provide for additional closings thereunder as set forth below; and

D. Section 9(e) of the Purchase Agreement provides that the Purchase Agreement may be amended by an instrument in writing signed by the Company and the holders of at least a majority of the Registrable Securities issued and issuable under the Purchase Agreement.

NOW, THEREFORE, the Company and the Buyer hereby agree as follows:

1. Amendment of Purchase Agreement

(a) Section 1(a)(ii) of the Purchase Agreement is hereby deleted in its entirety and amended and restated as follows:

“(ii)  Additional Closing.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(d), 6(b) and 7(b) below, the Company shall issue and sell to each Buyer, and each such Buyer severally, but not jointly, agrees to purchase from the Company on (a) the First Additional Closing Date (as defined below), (i) the number of Additional Preferred Shares as is set forth opposite such Buyer’s name in column (3)(b) on the Schedule of Buyers and (ii) Additional Warrants to acquire up to that number of Additional Warrant Shares as is set forth opposite such Buyer’s name in column (4)(b) on the Schedule of Buyers (the “First Additional Closing”) and (b) the Second Additional Closing Date (as defined below), (i) the number of Additional Preferred Shares as is set forth opposite such Buyer’s name in column (3)(c) on the Schedule of Buyers and (ii) Additional Warrants to acquire up to that number of Additional Warrant Shares as is set forth opposite such Buyer’s name in column (4)(c) on the Schedule of Buyers (the “Second Additional Closing” and together with the First Additional Closing, each an “Additional Closing”). The Initial Closing, the First Additional Closing, and the Second Additional Closing are each referred to herein as a “Closing”, and, whenever the context requires, each reference in this Agreement to “the Additional Closing” or words of like import shall mean and be a reference to “the applicable Additional Closing.””

(b) Section 1(d) of the Purchase Agreement is hereby deleted in its entirety and amended and restated as follows:

“(d)  Additional Closing Date.  The date and time of the First Additional Closing (the “First Additional Closing Date”) shall be 10:00 a.m., New York City time, on June 15, 2012 (or, in any case, such other date and time as is mutually agreed to by each Buyer and the Company), and the date and time of the Second Additional Closing (the “Second Additional Closing Date”, and together with the First Additional Closing Date, each an “Additional Closing Date”) shall be 10:00 a.m., New York City time, on September 14, 2012 (or, in any case, such other date and time as is mutually agreed to by each Buyer and the Company), in each case subject to satisfaction (or waiver) of the conditions to Additional Closing set forth in Sections 6(b) and 7(b) and the conditions contained in this Section 1(d).  The Initial Closing Date, the First Additional Closing Date, and the Second Additional Closing Date are each referred to herein as a “Closing Date”, and, whenever the context requires, each reference in this Agreement to “the Additional Closing Date” or words of like import shall mean and be a reference to “the applicable Additional Closing Date.”  Subject to the requirements of Sections 6(b) and 7(b) and the conditions contained in this Section 1(d), on (i) the First Additional Closing Date, each Buyer shall purchase, and the Company shall sell to each such Buyer the Additional Preferred Shares and Additional Warrants contemplated to be purchased by such Buyer as set forth in column 3(b) and column 4(b) of the Schedule of Buyers, respectively, and (ii) the Second Additional Closing Date, each Buyer shall purchase, and the Company shall sell to each such Buyer the Additional Preferred Shares and Additional Warrants contemplated to be purchased by such Buyer as set forth in column 3(c) and column 4(c) of the Schedule of Buyers, respectively. If the Company has not satisfied one or more conditions to the applicable Additional Closing, subject to the conditions set forth in Section 6(b), each Buyer may elect, by written notice to the Company to waive any such condition or conditions, and may elect to purchase all or any portion of the Additional Preferred Shares and Additional Warrants contemplated to be purchased by such Buyer as set forth in the immediately preceding sentence.  The location of each Additional Closing shall be at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.  Notwithstanding anything herein to the contrary, if the Second Additional Closing does not occur by September 30, 2012 (or such other date as is mutually agreed to by each Buyer and the Company) (x) but the Company has granted the Option (as defined below) to the Buyers by such date, then on September 30, 2012 (or such other date as is mutually agreed to by each Buyer and the Company) or (y) and the Company has not granted the Option to the Buyers by such date, then on December 31, 2012 (or such other date as is mutually agreed to by each Buyer and the Company) (the “Second Additional Closing Termination Date”) (i) the Company’s obligation to sell any Additional Preferred Shares and Additional Warrants, and the Buyer’s obligation to purchase such Additional Preferred Shares and Additional Warrants, shall terminate, and (ii) any “lock-up” or similar provisions contained in (a) Section 4(o)(ii) below, (b) Section 2(a)(xxiv)(J), the first sentence of Section 11, the third, fourth and sixth sentences of Section 12, Section 14(c), and Section 14(e) of the Certificate of Designations, and (c) in each of the Lock-Up Agreements (as defined below) (collectively, the “Lock-Up Provisions”) shall be deemed to have expired on the Second Additional Closing Termination Date.  In addition, if pursuant to this paragraph the Buyers, in the aggregate as of the Second Additional Closing Date, have elected to purchase less than an aggregate of 1,500 Additional Preferred Shares at the Second Additional Closing, (i) the Company’s obligation to sell any Additional Preferred Shares and Additional Warrants not elected to be purchased, and the Buyer’s obligation to purchase such Additional Preferred Shares and Additional Warrants, shall terminate, and (ii) the Lock-Up Provisions shall be deemed to have expired on the Second Additional Closing Date.”

(c) Section 4(o)(ii) of the Purchase Agreement is hereby deleted in its entirety and amended and restated as follows:

“From the date hereof until the later of (i) one hundred and twenty (120) days immediately following the First Additional Closing Date and (ii) December 31, 2012 in the event the Company has not granted the Option to the Buyers by September 30, 2012 (the “Trigger Date”), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”), or be party to any solicitations or negotiations with regard to the foregoing.”

(d) Section 4(p) of the Purchase Agreement is hereby amended to replace the reference to “October 15, 2012” in the first sentence with “September 14, 2012”.

(e) Section 7(b)(xv) of the Purchase Agreement is hereby deleted in its entirety and amended and restated as follows:

“(xv)  With respect to the Second Additional Closing, the Stockholder Approval shall have been obtained.”

(f)   Section 7(b)(xviii) of the Purchase Agreement is hereby deleted in its entirety and amended and restated as follows:

“(xviii) The Company shall be able to issue all shares of Common Stock underlying (i) the Additional Preferred Shares to be issued on the applicable Additional Closing Date (assuming, for purposes of this closing condition, that such Additional Preferred Shares are convertible into Common Stock at 80% of the lower of (A) the VWAP (as defined in the Certificate of Designations) of the Common Stock on the Trading Day immediately preceding such Additional Closing Date and (B) the Company Conversion Price (as defined in the Certificate of Designations, but calculated as of the Trading Day immediately preceding such Additional Closing Date instead of the Installment Settlement Date)) and (ii) the Additional Warrants to be issued on the applicable Additional Closing Date without (x) breaching, or otherwise being limited by, the Exchange Cap (as defined in the Certificate of Designations), to the extent then applicable, or (y) triggering a failure by the Company to have a sufficient number of shares of Common Stock authorized for such issuance.”

(g)   A new Section 7(b)(xxi) of the Purchase Agreement is hereby added as follows:

“(xxi) with respect to the Second Additional Closing, the Company shall have entered into an agreement with such Buyer providing such Buyer with the opportunity to invest an additional $1,250,000 in Company securities of like tenor as the Preferred Shares and Warrants (with the same 50% Warrant coverage as contemplated for each Closing under this Agreement) on terms reasonably acceptable to the Company and such Buyer (the “Option”).”

(h) The Schedule of Buyers attached to the Purchase Agreement is hereby deleted in its entirety and replaced with the Schedule of Buyers attached hereto.

2. Effectiveness.  This Amendment Agreement shall become effective when, and only when, the Company and the Buyer shall have executed and delivered this Amendment Agreement and the Company and the Additional Buyer have executed and delivered an amendment agreement in substance identical to this Amendment Agreement (the “Additional Amendment Agreement”).  Upon effectiveness of this Amendment Agreement and the Additional Amendment Agreement, this Amendment Agreement and the Additional Amendment Agreement shall be considered one and the same “instrument” for purposes of Section 9(e) of the Purchase Agreement and shall amend the Purchase Agreement and the other Transaction Documents as provided herein.  The Company hereby represents and warrants that none of the terms offered to the Additional Buyer [INSERT IN NON-LEAD INVESTOR’S AMENDMENT AGREEMENT] [(other than with respect to fee reimbursement of the Additional Buyer by the Company)] with respect to the Additional Amendment Agreement is more favorable to the Additional Buyer than those of the Buyer and this Amendment Agreement.  From and after the date this Amendment Agreement becomes effective, the Company shall not amend this Amendment Agreement and/or the Additional Amendment Agreement except with the consent of the Company and the Required Holders.

3. Disclosure of Transactions and other Material Information.  On or before 8:30 a.m., New York City time, on the first Business Day following the execution of this Amendment Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Amendment Agreement and the amendment entered into by the Additional Buyer in the form required by the 1934 Act and attaching a form of this Amendment (including all attachments, the “8-K Filing”).  As of immediately following the filing of the 8-K Filing with the SEC, the Buyer shall not be in possession of any material, nonpublic information received from the Company, or any of its officers, directors, employees or agents, that is not disclosed in the 8-K Filing or in prior filings with the SEC.  The Company shall not, and shall cause each of its officers, directors, employees and agents, not to, provide any buyer with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing with the SEC without the express written consent of the Buyer.  If the Company or any of its or their officers, directors, employees, stockholders or agents delivers any material, non-public information to the Buyer without the Buyer’s consent, the Company hereby covenants and agrees that the Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information.

4. Fees.  [INSERT IN LEAD INVESTOR’S AMENDMENT AGREEMENT] [Subject to Section 8 of the Purchase Agreement, at each Additional Closing, the Company shall pay an expense allowance to the Buyer or its designee(s) for all actual costs and expenses incurred in connection with the transactions contemplated by this Amendment Agreement, the Transaction Documents and the Option (including all reasonable legal fees and disbursements in connection therewith and documentation and implementation of the transactions contemplated by the Transaction Documents) in an amount not to exceed $40,000, which amount, at the option of the Buyer, may be withheld by the Buyer from its purchase price at each Additional Closing.]  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions, if any, (other than for persons engaged by the Buyer) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

5. Counterparts.  This Amendment Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a signature transmitted by facsimile or electronic PDF shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or PDF signature.

6. Reference to and Effect on the Purchase Agreement.  From and after the effective date hereof, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Purchase Agreement, and each reference in any other Transaction Documents to the “Securities Purchase Agreement,” “thereunder,” “thereof” or words of like import referring to the Purchase Agreement, shall mean and be a reference to the Purchase Agreement as amended hereby.  Except as specifically provided herein, the Purchase Agreement and the other Transaction Documents shall remain in full force and effect.  Except as specifically provided above, the execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of any right, power or remedy of the Company or Buyer under the Purchase Agreement or any of the Transaction Documents.

7. References in the Purchase Agreement and Certain Other Translation Documents.  From and after the effective date hereof, for the avoidance of doubt, (i) any references in any of the Transaction Documents to “the Additional Closing” shall refer instead the applicable Additional Closing, an Additional Closing or each Additional Closing, as the context dictates, (ii) any references in any of the Transaction Documents to “the Additional Closing Date” shall refer instead the applicable Additional Closing Date, an Additional Closing Date or each Additional Closing Date, as the context dictates, (iii) any references in the Certificate of Designations to “the Subsequent Issuance Date” shall refer instead to each applicable Subsequent Issuance Date, a Subsequent Issuance Date or each Subsequent Issuance Date, as the context dictates and (iv) any references in the Certificate of Designations to “the applicable Issuance Date” shall refer instead to the Initial Issuance Date or the applicable Subsequent Issuance Subsequent Issuance Date, as applicable.

8. Governing Law.  This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

9. Independent Nature of Obligations and Rights.  Nothing contained herein, and no action taken by the Buyer pursuant hereto, shall be deemed to constitute the Buyer and the Additional Buyer as, and the Company acknowledges, and the Buyer confirms, that the Buyer and Additional Buyer do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyer and Additional Buyer are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated hereby and the Company acknowledges, and the Buyer confirms, that the Buyer and the Additional Buyer are not acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.  The Company acknowledges and the Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  The Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Amendment Agreement, and it shall not be necessary for any Additional Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Amendment Agreement to be duly executed as of the date first written above.

COMPANY:

OXYGEN BIOTHERAPEUTICS, INC.

By:	/s/
Name
Title

[Signature Page to Amendment Agreement]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Amendment Agreement to be duly executed as of the date first written above.

BUYER:

[INVESTOR]

By:

By:
Name:
Title:

[Signature Page to Amendment Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)(a)	3(b)	3(c)	(4)(a)	(4)(b)	(4)(c)	(5)	(6)
Buyer	Address and Facsimile Number	Number of Initial Preferred Shares	Maximum Number of Additional Preferred Shares (First Additional Closing)	Maximum Number of Additional Preferred Shares (Second Additional Closing)	Number of Initial Warrant Shares	Maximum Number of Additional Warrant Shares (First Additional Closing)	Maximum Number of Additional Warrant Shares (Second Additional Closing)	Initial Purchase Price	Legal Representative’s Address and Facsimile Number